AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER is made this 10th day of November, 2004 by and among UNIVERSAL CAPITAL MANAGEMENT, INC., a Delaware corporation ("Universal"), BF ACQUISITION GROUP IV, INC., a Florida corporation ("BF"), WILLIAM R. COLUCCI ("Colucci"), and DAVID M. BOVI ("Bovi").


                                   BACKGROUND

                  Universal and BF desire to merge and have entered into this Agreement to set forth the terms and conditions of the merger. This Agreement and Plan of Merger has been adopted and approved by the shareholders and directors of Universal in accordance with the Delaware General Corporation Law ("DGCL"), and the shareholders and directors of BF in accordance with the Florida Business Corporation Act.

                  NOW THEREFORE, in consideration of the premises and of the mutual covenants hereinafter contained, and intending to be legally bound, the parties each agree as follows:

                  1. Merger. Upon and subject to all of the terms and conditions set forth herein, BF shall merge (the "Merger") with and into Universal which shall survive and continue to do business under the name "Universal Capital Management Inc." as a Delaware corporation (the "Surviving Corporation").

                  2. Effective Time. The Merger shall become effective at such time (the "Effective Time") as (a) a Certificate of Merger is filed with the Secretary of State of the State of Delaware and (b) the Articles of Merger is filed with the Department of State of the State of Florida. Such filings shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement.

                  3. Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of Universal as in effect at the Effective Time shall constitute, from and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the DGCL and the By-laws of the Surviving Corporation.

                  4. By-laws of Surviving Corporation. The By-laws of Universal as in effect at the Effective Time shall constitute, from and after the Effective Time, the By-laws of the Surviving Corporation until amended in accordance with the DGCL and such By-laws.

                  5. Directors and Officers of Surviving Corporation. The directors of Universal immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time until their respective successors have been duly elected and qualified. The officers of Universal immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, each holding the same respective position in the Surviving Corporation as such person held in


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Universal immediately before the Effective Time, until such person's successor has been duly elected and qualified.

                  6. Exchange of Stock. As of the Effective Time by virtue of the Merger and without any further action on the part of the shareholders of BF, each such shareholder shall be entitled to receive, in exchange for each share of common stock of BF, One-Half (0.5) share of voting common stock of Universal, par value one-tenth of a cent ($0.001) per share. Notwithstanding the actual date of the delivery by any BF shareholder of physical possession of certificates for shares of capital stock of BF, the exchange and transfer of legal title and beneficial ownership of such shares shall for all purposes be deemed to occur as of the Effective Time. Each share of BF, if any, owned by BF immediately prior to the Effective Time shall be canceled and shall cease to exist from and after the Effective Time.

                  7. Representations and Warranties of BF. As a material inducement to Universal to enter into this Agreement and to close hereunder, BF hereby makes the following representations and warranties to and with Universal:



                    (a) Corporate Status; Outstanding Stock. BF is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the power and authority to own its properties and to carry on its business as it is now being conducted. BF is not required to and has not qualified to do business as a foreign corporation in any jurisdiction. BF has an authorized capital consisting of (i) Five Million (5,000,000) shares of preferred stock none of which is issued or outstanding and (ii) Fifty Million (50,000,000) shares of common stock, par value one-tenth of a cent ($0.001) per share, of which nine hundred twenty-five thousand (925,000) shares are issued and outstanding. All outstanding shares of BF are validly issued, fully paid and non-assessable. There are no shares of BF's capital stock held in its Treasury. There are no options, warrants, rights, stockholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of BF nor are there any commitments to issue or execute any such option, warrants, rights, instruments or agreements. The minute books and stock records of BF are complete and accurate and all signatures included therein are the genuine signatures of the persons whose signatures are required. True, correct and complete copies of BF's Articles of Incorporation and By-Laws, and all amendments to both, shall have been delivered to Universal before the Effective Time.

                    (b) Officers; Directors; Bank Accounts. Schedule "B" is a correct and complete list of all directors and officers of BF, all bank accounts and safe deposit boxes of BF and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

                    (c) Subsidiaries, Joint Ventures, and Investments. BF has no subsidiary and does not own any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity except for the investments made (or jointly made with Universal) set forth on Schedule "C".

                    (d) Financial Statements. The Balance Sheets of BF as at April 30, 2004 (the "Audited Balance Sheet") and July 31, 2004 (the "Warranted Balance Sheet") and the

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related Statements of Income (Loss) for the year ended as of the date of the
Audited Balance Sheet and for the quarter annual period ended as of the date of the Warranted Balance Sheet and all related Schedules and Notes to the foregoing, copies of all of which have been filed by BF with the Securities and Exchange Commission (the "SEC"), were prepared in accordance with generally accepted accounting principles and practices consistently applied throughout the periods reported upon and with past periods, and fairly and accurately present the financial position of BF as at each such date, and the results of the operations of BF for the respective periods reported upon.

                    (e) Real Estate. BF has no interest in any real estate.

                    (f) Personal Property. BF has good, valid and marketable title to all personal property, tangible and intangible, reflected on the Warranted Balance Sheet, and to all other personal property owned by it, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of every kind or character. No claim has been asserted against BF involving any conflict or claim of conflict of its corporate name, trade names, trademarks, or internet domain names, with the tradenames, trademarks, internet domain names, or corporate names of others, and no officer or director of BF has knowledge of any basis for any such claim of conflict. BF is the sole and exclusive owner of its corporate name, trade names, trademarks and internet domain names and has the sole and exclusive right to use such trade names, trademarks and internet domain names; provided, however, that Messrs. Colucci and Bovi have formed other corporations with names similar to but slightly different from BF's name. No process used by BF or any product manufactured or sold by BF infringes upon any patent, patent application, trademark or trade name of any other party.

                    (g) Liabilities. BF has no liabilities, except as and to the extent reflected in the Warranted Balance Sheet or in this Agreement or any Schedule to this Agreement.

                    (h) Contracts, Leases, Agreements and Other Commitments. BF is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, including but not limited to any contract or agreement for the purchase or sale of merchandise or for the rendition of services.

                    (i) Labor, Employment Contracts, and Employee Benefit Programs. BF is not a party to any collective bargaining agreement or employment agreement, and BF is not a party to any pending or threatened labor dispute. BF has complied with all applicable provisions of the Employee Retirement Income Security Act or 1974, as amended, ("ERISA") and all applicable Federal, state and local laws relating to the employment of labor, including but not limited to the provisions thereof relative to wages, hours, collective bargaining, contributions to pension or benefit plans, and payment of Social Security and other payroll taxes, and BF is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. No "reportable event" (as that term is defined in Section 4043 of ERISA or regulations thereunder) has occurred and is continuing with respect to any employee benefit plan of BF, and the present value of all benefits vested under all of BF's "employee pension benefit plans" (as that term is defined in Section 3 of ERISA) do not exceed the value of the assets of

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such plans allocable to such vested benefits. None of such plans nor any trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA since the effective date of Section 302. BF neither has currently nor during the past five (5) years has had written or oral retirement, pension, profit sharing, stock option, bonus, hospitalization, vacation or other employee benefit plan, practice, agreement or understanding. The Company has no employees other than its statutory officers listed on Schedule "B," and owes no remuneration to any such officer.

                    (j) Litigation. BF is not a party to or threatened with any suit, action, arbitration, administrative or other proceeding, or governmental investigation; there is no judgment, decree, award or order outstanding against BF; and BF is not contemplating the institution of any suit, action, arbitration, administrative or other proceeding.

                    (k) Conflicting Interests. No director, officer or employee of BF or any relative or any affiliate of any of the foregoing (i) has any pecuniary interest in any supplier or customer of BF or in any other business enterprise with which BF conducts business or with which BF is in competition or
(ii) is indebted to BF for money borrowed.

                    (l) Compliance with Law and Regulations. BF is in compliance in all material respects with all requirements of law, Federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it. BF has properly filed all reports and other documents required to be filed with any Federal, state, local and foreign government or subdivision or agency thereof. BF has not received any notice, not heretofore complied with, from any Federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices, fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. BF requires no licenses, permits, orders or approvals issued by any governmental body or agency to conduct its current business.

                    (m) Agreement Not in Breach of Other Instruments Affecting BF; Governmental Consent. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof (i) will not result in the imposition of any lien, security interest or encumbrance on any asset of BF or in the breach of any of the terms and provisions of, or result in a termination or modification of or constitute a default under, or conflict with, or cause any acceleration of any obligation of BF under, or permit any other party to modify or terminate, any agreement or other instrument by which BF is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation, and (ii) do not require the consent of any governmental authority.

                    (n) Filing of Tax Returns. BF has filed all Federal, state, local and foreign tax returns required to be filed in accordance with provisions of law pertaining thereto and has paid all taxes and assessments (including, without limitation of the foregoing, income, withholding, excise, unemployment, Social Security, occupation, transfer, franchise, property, sales and use taxes, import duties or charges, and all penalties and interest in respect thereof) required to have been paid to date.

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                    (o) Actions Since July 31, 2004. Since July 31, 2004, BF:

                       (i) has not taken any action outside of the ordinary and usual course of business other than as expressly authorized hereby;

                       (ii) has not borrowed any money or become contingently liable for any obligation or liability of others;

                       (iii) has paid all of its debts and obligations as they became due;

                       (iv) has not incurred any debt, liability or obligation of any nature to any party except for obligations relating to the purchase of goods or the rendition of services in the ordinary course of business;

                       (v) has not knowingly waived any right of substantial value;

                       (vi) has used its best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals;

                       (vii) has not purchased or redeemed any shares of its capital stock, or transferred, distributed or paid, directly or indirectly, any money or other property or assets to any non-shareholder other than payment of liabilities shown on the Warranted Balance Sheet on or after the scheduled maturity or due date thereof, and payments in the ordinary course of business for goods and services in arm's length transactions; and

                       (viii) has not issued any shares of capital stock except for the issuance of One Hundred Thousand (100,000) shares of Common Stock to Nortia Capital Partners, Inc. ("Nortia"), in exchange for cancellation of a $1,625.00 debt obligation owed by BF to Nortia.

                    (p) No Material Adverse Change. Since July 31, 2004, there has not been and there is not threatened any material adverse change in the financial condition, business, prospects or affairs of BF or any material physical damage or loss to any of its properties or assets or to the premises occupied by it (whether or not such damage or loss is covered by insurance).

                    (q) Ownership of Capital Stock of BF. A true and correct list of the Shareholders of BF and their respective shareholdings are set forth on Schedule "Q."

                    (r) Filings with the SEC. BF has made all filings with the SEC that it has been required to make since June 1, 2004 under the Securities Act of 1933 (the "1933 Act") and the Securities Exchange Act of 1934 (the "1934 Act") (collectively the "Public Reports") in accordance and within the time requirements of the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder. Each of the Public Reports has complied with the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such Public Reports in all material respects. None the Public Reports, as of its applicable date, contained any untrue statement of a material fact or omitted to state a material fact necessary in

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order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  8. Representations and Warranties of Colucci and Bovi. As material inducement to Universal to enter into this Agreement and to close hereunder, Bovi and Colucci, severally and not jointly, hereby make the following representations and warranties to and with Universal:

                    (a) Agreement Not in Breach of Other Instruments Affecting Colucci and Bovi. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by Colucci or Bovi, will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, any agreement or other instrument by which Colucci or Bovi is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation;

                    (b) Valid and Binding Agreement. This Agreement constitutes the valid and binding obligation of BF, Colucci (as to the representation made by Colucci) and Bovi (as to the representation made by Bovi), and is enforceable against each in accordance with its terms; and

                    (c) Power and Authority. BF has the corporate power, legal right, and authority to enter into, execute, and deliver this Agreement and to consummate the transactions contemplated herein.

                  9. Representations and Warranties of Universal. Universal represents and warrants to BF, that as of the date hereof:

                    (a) Corporate Status; Outstanding Stock. Universal is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its properties and to carry on its business as it is now being conducted. Universal has an authorized capital consisting of Twenty Million (20,000,000) shares of common stock, par value one-tenth of a cent ($0.001) per share, of which Three Million Eight Hundred Forty-Four Thousand Six Hundred (3,844,600) shares are issued and outstanding. All outstanding shares of Universal are validly issued, fully paid and non-assessable. There are no shares of Universal's capital stock held in its Treasury. There are no options, warrants, rights, stockholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of Universal nor are there any commitments to issue or execute any such option, warrants, rights, instruments or agreements; provided, however, Universal is currently offering shares of common stock for purchase.

                    (b) Litigation. Universal is not a party to or threatened with any suit, action, arbitration, administrative or other proceeding, or governmental investigation; there is no judgment, decree, award or order outstanding against Universal; and Universal is not contemplating the institution of any suit, action, arbitration, administrative or other proceeding.

                    (c) Conflicting Interests. No director, officer or employee of Universal or any relative or any affiliate of any of the foregoing (i) has any pecuniary interest in

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any supplier or customer of Universal or in any other business enterprise with which Universal conducts business or with which Universal is in competition or
(ii) is indebted to Universal for money borrowed.

                    (d) Compliance with Law and Regulations. Universal is in compliance and has at all times complied in all material respects with all requirements of law, Federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it. Universal has properly filed all reports and other documents required to be filed with any Federal, state, local and foreign government or subdivision or agency thereof. Universal has not received any notice, not heretofore complied with, from any Federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices, fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. Universal requires no licenses, permits, orders or approvals issued by any governmental body or agency to conduct its current business.

                    (e) Agreement Not in Breach of Other Instruments Affecting Universal; Governmental Consent. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof (i) will not result in the imposition of any lien, security interest or encumbrance on any asset of Universal or in the breach of any of the terms and provisions of, or result in a termination or modification of or constitute a default under, or conflict with, or cause any acceleration of any obligation of Universal under, or permit any other party to modify or terminate, any agreement or other instrument by which Universal is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation, and (ii) do not require the consent of any governmental authority.

                    (f) Power and Authority. Universal has the corporate power, legal right and authority to enter into, execute and deliver this Agreement and to consummate the transactions contemplated herein;

                    (g) Valid and Binding Agreement. This Agreement is a valid and legally binding obligation of Universal, enforceable in accordance with its terms.

                  10. Indemnification.

                    (a) BF, Colucci, and Bovi (hereinafter sometimes collectively referred to as the "Indemnitors") jointly and severally shall and hereby agree to indemnify and to hold harmless Universal and its successors and assigns, jointly and severally from, against and in respect of the amount of any and all Deficiencies (as hereinafter defined) in excess of Twenty Thousand Dollars ($20,000).

                    (b) As used in this Agreement, "Deficiencies" means any and all loss or damage resulting from:

                       (i) any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on any part of BF, Colucci or

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Bovi contained in this Agreement or in any other document executed by BF in connection with the transactions contemplated by this Agreement. (This Agreement and each such other document is referred to individually as a "Transaction Document" and collectively, as the "Transaction Documents");

                       (ii) any error contained in any statement, report or certificate delivered to Universal by BF in any Transaction Document;

                       (iii) any claim, debt, liability or obligation or alleged claim, debt, liability or obligation of BF to any party, incurred prior to the date hereof or arising from any matter or thing occurring prior to the date hereof, including but not limited to claims made by governmental authorities for taxes or otherwise, except for liabilities shown on the Warranted Balance Sheet (as hereinafter defined) or incurred since the date of the Warranted Balance Sheet in the ordinary course of business in accordance with Section 7(o) of this Agreement; and

                       (iv) any and all acts, suits, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to any of the foregoing or an investigation of any of the foregoing.

                    (c) For the avoidance of doubt,

                       (i) With respect to Bovi, "Deficiencies" shall not include and Bovi shall not be obligated under this Section 10 with respect to any claims or liability related to, arising from, or growing out of any event which occurred subsequent to April 30, 2004 (or any representation, warranty, covenant or agreement related thereto contained in this Merger Agreement) or the offer or sale of shares of capital stock of or by Universal subsequent to June 1, 2004; and

                       (ii) With respect to Colucci, "Deficiencies" shall not include and Colucci shall not be obligated under this Section 10 with respect to any claims or liability related to, arising from, or growing out of any event which occurred subsequent to April 30, 2004 (or any representation, warranty, covenant or agreement related thereto contained in this Merger Agreement) of which he did not have knowledge or the offer or sale of shares of capital stock of or by Universal subsequent to June 1, 2004 of which he did not have knowledge.

                    (d) In the event that any claim shall be asserted by any party against, Universal or BF which, if sustained, would result in a Deficiency, Universal, within a reasonable time after learning of such claim, shall notify the Indemnitors of such claim, and shall extend to the Indemnitors a reasonable opportunity to defend against such claim, at the Indemnitors' sole expense and through legal counsel reasonably acceptable to Universal, provided that the Indemnitors proceed in good faith, expeditiously and diligently. No determination shall be made pursuant to subparagraph (d) below while such defense is still being made until the earlier of (i) the resolution of such claim by the Indemnitors with the claimant, or (ii) the termination of the defense by the Indemnitors against such claim or the failure of the Indemnitors to prosecute such defense in good faith in an expeditious and diligent manner. Universal shall be entitled to rely on the opinion of their counsel as to the occurrence of either of such events. Universal shall, at its option and expense, have the right to participate in any defense undertaken by Indemnitors

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with legal counsel of their own selection. No settlement or compromise of any claim which may result in a Deficiency may be made by Indemnitors without the prior written consent of Universal unless (i) prior to such settlement or compromise Indemnitors acknowledge in writing their obligation to pay in full the amount of the settlement or compromise any and all associated expenses and
(ii) Universal is furnished with security reasonably satisfactory to Universal that Indemnitors will in fact pay such amount and expenses.

                    (e) In the event that Universal asserts the existence of any Deficiency, Universal shall give written notice to the Indemnitors of the nature and amount of the Deficiency asserted. If the Indemnitors, within a period of thirty (30) days after the giving of such notice, shall not have given written notice to Universal announcing their intent to contest such assertion (such notice by the Indemnitors being hereinafter called the "contest notice"), such assertion shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a contest notice is given to Universal within such thirty-day period, then the contested assertion of a Deficiency shall be settled by arbitration to be held in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then obtaining. The determination of the arbitrator(s) shall be delivered in writing to the Indemnitors and Universal and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist, shall be deemed established.

                    (f) Universal and the Indemnitors may agree in writing, at any time, as to the existence and amount of a Deficiency, and upon execution of such agreement, such Deficiency shall be deemed established.

                    (g) The Indemnitors, jointly and severally, hereby agree to pay the amount of established Deficiencies to Universal within five (5) days after the establishment thereof in cash. Any amounts not paid by Indemnitors when due under the preceding sentence shall bear interest from the due date thereof until the date paid at a rate equal to the lesser of (i) ten percent (10%) per annum or (ii) the highest legal rate permitted by applicable law.

                  11. Effect of Merger. At the Effective Time:

                    (a) BF shall be merged with and into Universal, and Universal shall be the Surviving Corporation, and the separate existence of BF shall cease;

                    (b) All property (real, personal and mixed) of BF, all franchises of BF, and all debts due on whatever account to BF, shall be transferred to and vested in the Surviving Corporation without further act or deed.

                    (c) All liabilities and obligations of BF shall be vested in and shall be the liabilities and obligations of the Surviving Corporation. Liens upon the property of BF shall not be impaired by the Merger and any claim existing or action or proceeding pending by or against BF may be prosecuted to judgment as if such Merger had not taken place or the Surviving Corporation may be substituted in BF's place;

                    (d) All taxes, penalties, and other governmental accounts claimed against BF but not settled, assessed or determined prior to the Merger shall be settled, assessed or

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determined against the Surviving Corporation and shall be a lien against the franchises and property, both real and personal, of the Surviving Corporation to the extent required by law.

                  12. Principal Office. The location of the principal office of the Surviving Corporation shall be 2601 Annand Drive, Suite 16, Wilmington, Delaware 19809.

                  13. Closing. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA at 10:00 a.m. on the later to occur of November 30, 2004, or on such date when Universal shall have not fewer than Three Hundred (300) stockholders of record. Either party can terminate this Agreement if Closing shall not have occurred on or before March 31, 2005.

                  14. Survival. The representations and warranties made in this Agreement shall survive until the first anniversary of the Closing date except that all representations and warranties with respect to taxes, employee benefits plans and employment matters shall survive until sixty days (60) after the expiration of the applicable statute of limitations (including any extensions.)

                  15. Securities Laws Compliance Procedures. BF, Colucci and Bovi severally and not jointly acknowledge and confirm that each has been advised and understands as follows:

                    (a) the shares of common stock of the Surviving Corporation to be issued in the Merger will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and have not (and will not have) been registered under the 1933 Act and therefore, must be held indefinitely unless they are subsequently registered under such statute or an exemption from registration is available;

                    (b) The Surviving corporation will be under no obligation to register such shares under the 1933 Act or to take any action which would make available an exemption from such registration;

                    (c) There shall be endorsed on the certificates evidencing the shares of common stock of the Surviving corporation to be issued in the Merger a restrictive securities legend. Except under certain limited circumstances, the above restrictions on the transfer of such shares will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to such shares including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

                  16. Covenants. Each party agrees to execute and deliver all such instruments and documents and to take all such other action as any other party may reasonably request from time to time, before or after the Effective Time, without payment of further consideration and without delay, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with one another and with their respective counsel in connection with any steps required to be taken as part of their respective obligations under this Agreement. BF shall not and hereby agrees not to issue any shares of capital stock, purchase any shares of portfolio

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companies, enter into any contracts or agreements, or otherwise engage in any business between the date of this Agreement and the Closing Date.

                  17. Conditions to Obligations to Close.

                    (a) Conditions to Obligations of Universal. The obligations of Universal set forth in this Merger Agreement (including, without limitation, the obligation to consummate the Merger) are subject to satisfaction of the following conditions:

                       (i) This Merger Agreement shall have been adopted and approved and the Merger shall have been approved by more than 50% of the stockholders of Universal and by more than 50% of the shareholders of BF;

                       (ii) The representations and warranties set forth in Sections 7 and 8 shall be true and correct at and as of the Closing Date;

                       (iii) BF shall have performed and complied with all of its covenants hereunder in all respects;

                       (iv) No action, suit, or proceeding shall be pending or threatened against BF before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Merger Agreement, or (B) cause of any of the transactions contemplated by this Merger Agreement to be rescinded following consummation;

                       (v) BF shall have delivered to Universal a certificate of BF's Secretary attaching, and certifying that each such attachment is true, correct, complete and in effect on the Closing Date: (A) resolutions of the Board of Directors of BF with respect to all transactions contemplated by this Agreement; (B) resolutions or minutes of meeting of BF shareholders adopting this Merger Agreement and approving the Merger; and (C) a good standing certificate for BF issued by the Secretary of State of the State of Florida dated not more than five days prior to the Closing Date; and

                       (vi) No State or Federal securities regulator (including the Securities and Exchange Commission) shall have issued a stop order with respect to the trading of any shares of BF capital stock or shall have commenced any inquiry with respect to any filing made by BF with any such regulator or shall have commenced any investigation with respect to BF.

Universal may waive any condition specified in this Section 17(a) if it executes a writing so stating at or prior to Closing.

                    (b) Conditions to Obligations of BF. The obligations of BF set forth in this Merger Agreement (including without limitation, the obligations to consummate the Merger) are subject to satisfaction of the following:

                       (i) This Merger Agreement shall have been adopted and approved and the Merger shall have been approved by more than 50% of the stockholders of Universal and by more than 50% of the shareholders of BF;

                       (ii) The representations and warranties set forth in
Section 9 shall be true and correct at and as of the Closing Date;

                       (iii) Universal shall have performed and complied with all of its covenants hereunder in all respects;

                       (iv) No action, suit, or proceeding shall be pending or threatened against Universal before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Merger Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

                       (v) Universal shall have delivered to BF a certificate of Universal's Secretary attaching, and certifying that each such attachment is true, correct, complete and in effect on the Closing Date: (A) resolutions of the Board of Directors of Universal with respect to all transactions contemplated by this Merger Agreement; (B) resolutions or minutes of meeting of Universal stockholders adopting this Merger Agreement and approving the Merger; and (C) a good standing certificate for Universal issued by the Secretary of State of the State of Delaware dated not more than five days prior to the Closing Date;

BF may waive any condition specified in this Section 17(b) if it executes a writing so stating at or prior to the Closing.

                  18. Miscellaneous.

                    (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                    (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware (other than to the extent, but only to the extent, required to satisfy the merger requirements of Florida law, Florida law), notwithstanding any conflict-of-laws doctrines of any jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                    (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such FedEx or by other messenger) against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                  If to Universal:

                           2601 Annand Drive
                           Suite 16
                           Wilmington, DE  19809
                           Attention:  Michael D. Queen

                  If to Bovi:

                           319 Clematis Street
                           Suite 700
                           West Palm Beach, FL  33401

                  If to BF or Colucci:

                           2501 Turk Blvd.
                           San Francisco, CA 94118-4343

In addition, notice by mail shall be sent by a reputable international courier (such as FedEx) if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph for the giving of notice.

                    (d) Schedules. All Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

                    (e) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights nor delegate its obligations under this Agreement without the prior written consent of the other parties hereto.

                    (f) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                    (g) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                    (h) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                    (i) Paragraph Headings. The Paragraph and subparagraph headings in this Agreement have been inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

                    (j) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                    (k) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. For purposes of this Agreement, the term "Holiday" shall mean a day, other than a Saturday or Sunday, on which national banks with branches in the Commonwealth of Pennsylvania are or may elect to be closed.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         UNIVERSAL CAPITAL
                                         MANAGEMENT, INC.


Attest: /s/ Joseph Drennan                By: /s/ Michael D. Queen
   -----------------------------         --------------------------------
                                                      President


                                         BF ACQUISITION GROUP IV, INC.



Attest: /s/                              By: /s/ William R. Colucci
   -----------------------------         --------------------------------
                                                      President

Witness:


   /s/ Margaret J. Colucci               /s/ William R. Colucci   (SEAL)
   -----------------------------         --------------------------------
                                         William R. Colucci

Witness:


   /s/                                   /s/ David M. Bovi  (SEAL)
   -----------------------------         --------------------------------
                                         David M. Bovi

                          AGREEMENT AND PLAN OF MERGER

                                List of Schedules

Schedule B - List of Officers, Directors, Bank Accounts

Schedule C - List of Investments

Schedule H - List of Corporation Agreements

Schedule Q - List of Shareholders and Shareholdings

                                  Schedule "B"

                   List of Officers, Directors, Bank Accounts
                          and Safe Deposit Boxes of BF
                            Pursuant to Section 7 (b)
                            -------------------------


Officers
--------

President, Secretary, Treasurer - William R. Colucci

Directors
---------

William R. Colucci

Bank Accounts
-------------

Wachovia Bank              checking account number 2000012136520 and
                           custodial account number 49973845

Safe Deposit Boxes
------------------

None

                                  Schedule "C"

                               List of Investments
                            Pursuant to Section 7(c)
                            ------------------------


      Name                Number            Type           Approximate
       of                   of               of           Percentage of
    Company*           Shares Owned        Shares          Class Owned                    Purchase Price
-------------------   --------------   ---------------    ----------------    -------------------------------------

GelStat Corporation      150,000        Common Stock           1.7%                         $250,000

PSI-TEC Corporation      187,500        Common Stock           0.9%                          $30,000

PSI-TEC Corporation      200,000        Common Stock           1.0%                    Services rendered

PSI-TEC Corporation      200,000        Common Stock           1.0%                 Contributed by Founders

ImprintsPlus, Inc.       300,000        Common Stock           3.0%                    Services rendered

ImprintsPlus, Inc.       200,000        Common Stock           2.0%             Contributed by Michael Queen and
                                                                                          Stephen Funk


                                  Schedule "H"

                         List of Corporation Agreements
                            Pursuant to Section 7(h)
                            ------------------------

                                      None

                                  Schedule "Q"

                     List of Shareholders and Shareholdings
                            Pursuant to Section 7(q)
                            ------------------------


--------------------------------------- ---------------------------------------
               Name                       Number of Shares of BF Common Stock
--------------------------------------- ---------------------------------------
Paul Atanasio                                                           10,000
--------------------------------------- ---------------------------------------
Anthony Asaro                                                           10,000
--------------------------------------- ---------------------------------------
Mark Dubin                                                              10,000
--------------------------------------- ---------------------------------------
Vincent Kistler                                                         10,000
--------------------------------------- ---------------------------------------
Michael D. Burke                                                        10,000
--------------------------------------- ---------------------------------------
Lino Gutierrez                                                          10,000
--------------------------------------- ---------------------------------------
John W. & Barbara Bylsma Trust                                          10,000
--------------------------------------- ---------------------------------------
Jessica  Adams                                                          35,000
--------------------------------------- ---------------------------------------
Scott Mersky                                                            10,000
--------------------------------------- ---------------------------------------
John Luce                                                               10,000
--------------------------------------- ---------------------------------------
David M. Bovi                                                          400,000
--------------------------------------- ---------------------------------------
William R. Colucci                                                     300,000
--------------------------------------- ---------------------------------------
Nortia Capital Partners, Inc.                                          100,000
                                                                       -------
--------------------------------------- ---------------------------------------
         Total                                                         925,000
                                                                       =======
--------------------------------------- ---------------------------------------